EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We consent to the incorporation by reference in the registration statement of First Real Estate Investment Trust of New Jersey on Form S-8 (File No.
333-79555) of our report dated January 10, 2005 on our audits of the consolidated financial statements of First Real Estate Investment Trust of New Jersey and Subsidiaries as of October 31, 2004 and 2003 and for each of the three years in the period ended October 31, 2004 which report is included in the 2004 Annual Report of First Real Estate Investment Trust of New Jersey on Form 10-K.


                                                   /s/ J.H. Cohn LLP

Roseland, New Jersey
February 9, 2005